Exhibit 10.16

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is made as of the 1st day of August, 2004, among LIFECORE BIOMEDICAL, INC., a Minnesota corporation (the “Pledgor”), M&I MARSHALL & ILSLEY BANK, a Wisconsin state banking corporation (the “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Agent”).

R E C I T A L S:

WHEREAS, the City of Chaska, Minnesota (the “Issuer”) is issuing its $5,630,000 Variable Rate Demand Purchase Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 2004 (the “Bonds”), under the Indenture of Trust dated as of August 1, 2004 (the “Indenture”), between the Issuer and the Agent, as Trustee;

WHEREAS, the Indenture requires the Agent, as Trustee, acting for the Pledgor, to purchase the Bonds from the holders thereof under certain circumstances as set forth in the Indenture;

WHEREAS, the Pledgor has entered into the Reimbursement Agreement dated as of August 1, 2004, between the Pledgor and the Lender (hereinafter, as the same may from time to time be amended or supplemented, the “Reimbursement Agreement”), in order for the Lender to issue the letter of credit thereunder (the “Letter of Credit”) which may be drawn upon, inter alia, to pay the purchase price of the Bonds, and

WHEREAS, it is a condition precedent to the Lender’s delivery of the Letter of Credit that the Pledgor and the Agent shall execute and deliver this Pledge Agreement;

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Reimbursement Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree with the Lender as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

2. Pledge. As collateral security for the prompt and complete payment when due of all amounts due from the Pledgor to the Lender under the Reimbursement Agreement and the performance of all other obligations of the Pledgor under the Reimbursement Agreement (all the foregoing being hereinafter called the “Obligations”), the Pledgor hereby pledges, assigns, hypothecates, transfers and grants to the Lender a lien on and security interest in all its right, title and interest to all Bonds purchased with proceeds of draws on the Letter of Credit, together with all payments, earnings, proceeds and substitutions of such Bonds (collectively, such Bonds and all payments, earnings, proceeds and substitutions of such Bonds are hereinafter referred to as the “Borrower Bonds”). The Pledgor agrees that the Agent shall receive, hold and deliver Borrower Bonds as provided in the Indenture. (All property at any time pledged to the Lender hereunder and all income therefrom and proceeds thereof, are herein collectively sometimes called the “Collateral.”)

3. Registration and Custody of Borrower Bonds. The Pledgor and the Agent acknowledge and agree that during any period in which the Agent holds Borrower Bonds, the Agent shall hold them as agent and custodian for the Lender, shall register the Borrower Bonds in the name of the Lender, as pledgee, and shall, upon written request of the Lender, deliver to the Lender (or a person designated by the Lender) the Borrower Bonds. The Agent acknowledges the Lender’s security interest in the Borrower Bonds and agrees to hold the Borrower Bonds in accordance with the terms of this Agreement. The Lender appoints the Agent as its attorney to transfer the Borrower Bonds on the books kept for the registration thereof in accordance with the terms of this Agreement.

4. Payments on Borrower Bonds; Voting Rights.

(a) All payments on the Borrower Bonds, including (without limitation) any payment of principal of or premium, if any, or interest on, or proceeds of sale of the Borrower Bonds, shall be subject to this Agreement, and the Agent, as agent for the Lender, shall receive, collect and hold any such payments in respect of the Borrower Bonds. The Agent agrees to pay any such payment to the Lender forthwith upon receipt. In the event any such payments are received by the Pledgor, the Pledgor agrees to accept such payments as the Lender’s agent, to hold such payments in trust on behalf of the Lender and to deliver such payments forthwith to the Agent. All sums of money so paid in respect of the Borrower Bonds which shall be paid directly to the Lender by the Agent shall be credited against the Obligations.

(b) The Lender shall be entitled to exercise all of the rights of an owner of the Borrower Bonds with respect to voting, consenting and directing the Agent as if the Lender were the owner of the Borrower Bonds, and the Pledgor hereby grants and assigns to the Lender all such rights.

5. Release of Borrower Bonds. If a payment is made by or on behalf of the Pledgor in respect of its Obligations and if the other conditions respecting payment of amounts due to the Lender under the Reimbursement Agreement are met, the Lender agrees upon receipt of such payment to release from the lien of this Agreement and to instruct the Agent to deliver to the Pledgor or to such other party as shall make payment to the Lender, as the case may be, Borrower Bonds in the principal amount so paid and upon receipt of such instruction the Agent shall deliver such Borrower Bonds to such party; provided, however, that if such payment is less than the minimum denomination of Bonds then available under the Indenture, Borrower Bonds shall be released only at such time as the cumulative amount of payments made under the Reimbursement Agreement and for which no Borrower Bonds have been released under this paragraph equal to the minimum denomination of Bonds then available. If the Bonds are then rated by a Rating Agency (as that term is defined in the Indenture), no Borrower Bonds shall be released pursuant to this paragraph unless the Lender has, contemporaneously with such payment, reinstated the amount available to be drawn under the Letter of Credit by an amount equal to the principal amount drawn under the Letter of Credit at the time the Bonds became Borrower Bonds. Notwithstanding the foregoing, no Borrower Bonds shall be released from the lien of this Agreement if the Agent receives notice from the Lender that an Event of Default has occurred and is continuing, unless the Lender shall otherwise agree in writing.

6. Rights of the Lender. The Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. Except as otherwise required by the provisions of the Uniform Commercial Code, if an Event of Default has occurred and is continuing, the Lender may thereafter, without notice, exercise all rights, privileges or options pertaining to any Borrower Bonds as if it were the holder and absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies. If any portion of the Obligations has been declared due and payable, the Lender without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may, subject to compliance with requirements of the Uniform Commercial Code, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Lender’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Lender upon any such sale or sales, public or private, to purchase the whole or any part of said collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Lender may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Lender need not give more than ten days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Minnesota. The Pledgor further agrees that the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Lender is entitled, and the fees of any attorneys employed by the Lender to collect such deficiency.

8. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) on the date of delivery to the Lender of any Borrower Bonds, neither the Issuer nor the Agent will have any right, title or interest in and to the Borrower Bonds (except the interest of the Agent as agent for the Lender); (b) the Pledgor has, and on the date of delivery to the Lender of any Borrower Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to such Borrower Bonds pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms (subject, as to enforceability, to limitations resulting from Bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and principles of equity); (d) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement; (e) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Pledgor, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Agreement; and (f) the pledge, assignment and delivery of Borrower Bonds pursuant to this Agreement, and as provided in the Indenture, will create a valid first lien on and a first perfected security interest in all right, title or interest of the Pledgor in or to such Borrower Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Borrower Bonds. The Pledgor covenants and agrees that it will defend the Lender’s right, title and security interest in and to the Borrower Bonds and the proceeds thereof against the claims and demands of all persons whosoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Lender as collateral hereunder and will likewise defend the Lender’s right thereto and security interest therein. The Pledgor shall be deemed to have represented and warranted to the Lender on each date that a drawing is made under the Letter of Credit that the statements contained herein are true and correct.

9. No Disposition, etc. Without the prior written consent of the Lender, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

10. Sale of Collateral.

(a) The Pledgor recognizes that the Lender may be unable to effect a public sale of any or all of the Borrower Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that the fact that the Borrower Bonds are sold in a private sale shall not in and of itself be deemed a failure to sell the Borrower Bonds in a commercially reasonable manner.

(b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Borrower Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor’s expense. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Reimbursement Agreement.

(c) Notwithstanding anything to the contrary contained in paragraph 7 or this paragraph 10, at the time of the sale of any Borrower Bonds as contemplated herein, any rating assigned to such Bonds by a Rating Agency shall cease to apply to such Borrower Bonds unless the Lender has reinstated the amount available to be drawn under the Letter of Credit by an amount equal to the principal amount drawn under the Letter of Credit at the time the Bonds became Borrower Bonds.

11. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Lender, the Pledgor will execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to effect the purposes of this Agreement.

12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. No Waiver, Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any further occasion. No failure to exercise nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

14. Indemnification. The Pledgor agrees to indemnify Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

15. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Lender and the Pledgor. This Agreement and all obligations of the Pledgor and the Agent hereunder shall be binding upon the successors and assigns of the Pledgor and the Agent, respectively, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Minnesota.

16. Term. This Agreement shall remain in full force and effect for so long as the Letter of Credit or any of the Obligations remains outstanding.

17. Notice. All notices and other communications provided for hereunder shall be given as provided in the Indenture.

18. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

19. Section Headings. Section headings in this Agreement are included for convenience only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

LIFECORE BIOMEDICAL, INC.

By:	/s/ DENNIS J. ALLINGHAM

Its: President and CEO

M&I MARSHALL & ILSLEY BANK

By:	/s/ SCOTT THORSON
Its: Senior Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ MARTHA K. EARLEY
Its: Assistant Vice President